As filed with the Securities and Exchange Commission on February 17, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMDOCS LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Guernsey	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Hirzel House, Smith Street,

St. Peter Port, Guernsey,

GY1 2NG

(Address including zip code of Principal Executive Offices)

2023 Employee Share Purchase Plan

(Full Title of the Plan)

c/o Matthew E. Smith, Amdocs Inc.

625 Maryville Centre Drive, Suite 200

Saint Louis, Missouri 63141

Telephone:

(314) 212-7000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Michael Kaplan

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering 2,200,000 ordinary shares, par value £0.01 per share (“Ordinary Shares”), of Amdocs Limited (the “Registrant”) authorized for issuance pursuant to the Registrant’s 2023 Employee Share Purchase Plan, as amended (the “Plan”). These additional shares were authorized for issuance as a result of the adoption of amendments to the Plan approved by the Registrant’s Board of Directors in November 2025 and shareholders in January 2026.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I is omitted from this filing and is included in documents sent or provided to participants in the Plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION BY REFERENCE.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a) Pursuant to General Instruction E to Form S-8, the contents of the registration statement on Form S-8 (File No. 333-269728) previously filed by the Registrant with respect to Ordinary Shares offered pursuant to the Plan are hereby incorporated by reference herein, and the opinions and consents listed below are filed herewith;

(b) The Registrant’s Annual Report on Form 20-F for the fiscal year ended September 30, 2025 (Registration No. 251571611), as filed by the Registrant on December 15, 2025.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above, including the Registrant’s Report on Form 6-K filed on December 16, 2025, January 30, 2026 and February 17, 2026.

(d) The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A as filed with the Commission on December 19, 2013 (Registration No. 131288798), including any amendment or report filed for updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of the post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. EXHIBITS.

Exhibit Number	Description

5.1*	Opinion of Carey Olsen.

23.1*	Consent of Carey Olsen (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1*	Amdocs Limited 2023 Employee Share Purchase Plan, as amended.

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 17th day of February, 2026.

AMDOCS LIMITED

By:	/s/ Matthew E. Smith
Name: Matthew E. Smith
Title: Secretary and Authorized Signatory

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Amdocs Limited, hereby severally constitute Matthew E. Smith and Tamar Rapaport-Dagim (with full power to each of them to act alone), and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Amdocs Limited to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys-in-fact, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shuky Sheffer	Director and President & Chief Executive Officer (Principal Executive Officer)	February 17, 2026
Shuky Sheffer

/s/ Tamar Rapaport-Dagim	Chief Financial and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2026
Tamar Rapaport-Dagim

/s/ Eli Gelman	Chairman of the Board	February 17, 2026
Eli Gelman

/s/ Robert A. Minicucci	Director	February 17, 2026
Robert A. Minicucci

/s/ Adrian Gardner	Director	February 17, 2026
Adrian Gardner

/s/ Rafael de la Vega	Director	February 17, 2026
Rafael de la Vega

/s/ John A. MacDonald	Director	February 17, 2026
John A. MacDonald

/s/ Yvette Kanouff	Director	February 17, 2026
Yvette Kanouff

/s/ Sarah Ruth Davis	Director	February 17, 2026
Sarah Ruth Davis

/s/ Amos Genish	Director	February 17, 2026
Amos Genish

/s/ Véronique Morali	Director	February 17, 2026
Véronique Morali

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Amdocs Limited, has signed this Registration Statement on February 17, 2026.

By:	/s/ Matthew E. Smith
Name: Matthew E. Smith
Title: Secretary and Authorized Signatory